UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2020

CELLECTAR BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Florham Park, New Jersey 07932
(Address of principal executive offices, and zip code)

(608) 441-8120
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 Warrant to purchase common stock, expiring April 20, 2021	CLRB CLRBZ	NASDAQ Capital Market NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 11, 2020, Cellectar Biosciences, Inc., a Delaware corporation (the “Company”), entered into an equity distribution agreement (the “Sales Agreement”) with Oppenheimer & Co. Inc. (the “Sales Agent”). Pursuant to the Sales Agreement, the Company may offer and sell (the “Offering”) from time to time through the Sales Agent, up to $14.5 million of shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”). Sales of the Common Stock, if any, may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”). The Sales Agent is not required to sell any specific number or dollar amount of the Common Stock, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules, and regulations and the rules of the Nasdaq Capital Market, on mutually agreed terms between the Sales Agent and the Company. The Sales Agent will receive from the Company a commission of 3.0% of the gross proceeds from the sales of the Common Stock pursuant to the terms of the Sales Agreement. The Sales Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. Net proceeds from the sale of the Common Stock will be used for general corporate purposes, including working capital.

The offering of the Common Stock pursuant to the Sales Agreement will terminate upon the earliest of (i) the sale of all Common Stock subject to the Sales Agreement, and (ii) the termination of the Sales Agreement by the Company or the Sales Agent.

The Common Stock would be issued pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3 filed on August 11, 2020 with the Securities and Exchange Commission (the “Commission”) under the Act (File No. 333-244362) and a prospectus filed therewith with respect to the Offering. The Registration Statement has not yet been declared effective by the Commission and no offers or sales may be made under the Sales Agreement unless and until the Registration Statement is declared effective.

The Sales Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the Sales Agreement is qualified in its entirety by reference to such exhibit. The foregoing summaries of the Sales Agreement and the Offering by the Company do not purport to be complete and are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Incorporated by Reference
Exhibit No.	Description	Form	Filing Date	Exhibit No.
10.1*	Equity Distribution Agreement between Cellectar Biosciences, Inc. and Oppenheimer & Co. Inc., dated August 11, 2020

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2020	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Dov Elefant
Name: Dov Elefant
Title: Chief Financial Officer

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